DEUTSCHE BANK TRUST COMPANY AMERICAS
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Legal Title of Bank

NEW YORK
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City

NY                                          10005-2858
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State                                       Zip Code

FDIC Certificate Number:  00623


CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR JUNE 30, 2006

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

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SCHEDULE RC - BALANCE SHEET

                                                                              ----------- ----- ---- ----- -------
                                             Dollar Amounts in Thousands      RCFD        Tril  Bil  Mil   Thou
----------------------------------------------------------------------------- ----------- ------------------------
ASSETS
1. Cash and balances due from depository institutions (from Schedule RC-A):

     a. Noninterest-bearing balances and currency and coin (1)______________  0061                   2,408,000     1.a

     b. Interest-bearing balances (2)_______________________________________  0071                     250,000     1.b

2.   Securities
     a. Held-to-maturity securities (from Schedule RC-B, column A)___________ 1754                           0     2.a

     b. Available-for-sale securities (from Schedule RC-B, column D)_________ 1773                   1,552,000     2.b

3. Federal funds sold and securities purchased under agreements to resell: RCON

     a. Federal funds sold in domestic offices ______________________________ B987                     257,000     3.a

                                                                              RCFD
     b. Securities purchased under agreements to resell (3)__________________ B989                     245,000     3.b

4. Loans and lease financing receivables (from Schedule RC-C):

     a. Loans and leases held for sale ______________________________________ 5369                     632,000     4.a

     b. Loans and leases, net of unearned income _______ B528      7,060,000                                       4.b

     c. LESS: Allowance for loan and lease losses ______ 3123        100,000                                       4.c

     d. Loans and leases, net of unearned income and allowance
        (item 4.b minus 4.c) ________________________________________________ B529                   6,960,000     4.d

5. Trading assets (from Schedule RC-D)_______________________________________ 3545                  16,661,000     5

6. Premises and fixed assets (including capitalized leases)__________________ 2145                     153,000     6

7. Other real estate owned (from Schedule RC-M)______________________________ 2150                       1,000     7

8. Investments in unconsolidated subsidiaries and associated companies        2130                       8,000     8
   (from Schedule RC-M)

9.   Not applicable

10. Intangible assets:
     a. Goodwill ____________________________________________________________ 3163                           0     10.a

     b. Other intangible assets (from Schedule RC-M)_________________________ 0426                      47,000     10.b

11.  Other assets (from Schedule RC-F) ______________________________________ 2160                   5,375,000     11

12.  Total assets (sum of items 1 through 11)________________________________ 2170                  36,549,000     12

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     (1)  Includes cash items in process of collection and unposted debits.
     (2)  Includes time certificates of deposit not held for trading.
     (3) Includes all securities resale agreements in domestic and foreign offices, regardless of maturity.


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DEUTSCHE BANK TRUST COMPANY AMERICAS
Legal Title of Bank
FDIC Certificate Number:  00623
SCHEDULE RC - CONTINUED

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                                                                                           ---- ----- ------
                                             Dollar Amounts in Thousands                   Bil  Mil   Thou
--------------------------------------------------------------------------- -------- -----------------------
LIABILITIES

13.  Deposits:                                                                RCON
     a. In domestic offices (sum of totals of columns A and C from Schedule
        RC-E, part I)_______________________________________________________  2200                  11,181,000    13.a

        (1) Noninterest-bearing (1)_______________ 6631      3,048,000                                            13.a.1

        (2) Interest-bearing _____________________ 6636      8,133,000                                            13.a.2

     b. In foreign offices, Edge and Agreement subsidiaries, and IBFs         RCFN                                13.b
        (from Schedule RC-E, part II)________________________________________ 2200                   7,260,000

        (1) Noninterest-bearing (1)                6631      1,824,000                                            13.b.1

        (2) Interest-bearing                       6636      5,436,000                                            13.b.2

14. Federal funds purchased and securities sold under agreements to RCON repurchase:

     a. Federal funds purchased in domestic offices (2)______________________ B993                   5,249,000    14.a

                                                                              RCFD
     b. Securities sold under agreements to repurchase (3)___________________ B995                           0    14.b

15.  Trading liabilities (from Schedule RC-D)________________________________ 3548                     427,000    15

16.  Other borrowed money (includes mortgage indebtedness and obligations     3190                     738,000    16
     under capitalized leases (from Schedule RC-M)

17. AND 18. NOT APPLICABLE

19.  Subordinated notes and debentures (4)___________________________________ 3200                       8,000    19

20.  Other liabilities (from Schedule RC-G) _________________________________ 2930                   3,197,000    20

21.  Total liabilities (sum of items 13 through 20) _________________________ 2946                  28,060,000    21

22.  Minority interest in consolidated subsidiaries _________________________ 3000                     437,000    22

EQUITY CAPITAL

23.  Perpetual preferred stock and related surplus___________________________ 3835                   1,500,000    23

24.  Common stock ___________________________________________________________ 3230                   2,127,000    24

25.  Surplus (exclude all supplies related to preferred stock)_______________ 3839                     584,000    25

26.  a. Retained earnings ___________________________________________________ 3632                   3,833,000    26.a

     b. Accumulated other comprehensive income (5) __________________________ B530                       8,000    26.b

27.  Other equity capital components (6) ____________________________________ A130                           0    27

28.  Total equity capital (sum of items 23 through 27) ______________________ 3210                   8,052,000    28

29.  Total liabilities, minority interest, and equity capital (sum of
     items 21, 22 and 28 ____________________________________________________ 3300                  36,549,000    29


Memorandum

TO BE REPORTED WITH THE MARCH REPORT OF CONDITION.

1.   Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work
     performed for the bank by independent external auditors as of any        RCFD             Number
     date during 2005 _______________________________________________________ 64724             N/A                M.1

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1 =  Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank

2 = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)

3 = Attestation on bank management's assertion of the effectiveness of the bank's internal control over financial reporting by a certified public accounting firm

4 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)

5 =   Directors' examination of the bank performed by other external auditors
     (may be required by state chartering authority)

6 =  Review of the bank's financial statements by external auditors

7 =  Compilation of the bank's financial statements by external auditors

8 =  Other audit procedures (excluding tax preparation work)

9 =  No external audit work


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     (1)  Includes total demand deposits and noninterest-bearing time and savings deposits.
     (2) Report overnight Federal Home Loan Bank advances in Schedule RC, Item 16, "Other borrowed money."
     (3) Includes all securities repurchase agreements in domestic and foreign offices, regardless of maturity.
     (4)  Includes limited-life preferred stock and related surplus.
     (5) Includes net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses) on cash flow hedges, cumulative foreign currency translation adjustments, and minimum pension liability adjustments.
     (6) Includes treasury stock and unearned Employee Stock Ownership Plan shares.